Exhibit 10.3

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPECIALTY RENAL PRODUCTS, INC.

It is hereby certified that:

FIRST: Specialty Renal Products, Inc. (the “Corporation”) is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was initially filed in the office of the Secretary of State on July 2, 2018, and Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) on September 5, 2018.

SECOND: This Amendment to the Certificate of Incorporation has been duly adopted by the directors and the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH in its entirety and replacing it with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is (i) 5,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”); and (ii) 700,003 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

The undersigned is signing this certificate on February 4, 2022.

SPECIALTY RENAL PRODUCTS, INC.

By:	/s/ Andrew Astor
Name:	Andrew Astor
Title:	Chief Executive Officer